STEWART & STEVENSON SERVICES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       (Effective as of February 1, 1993)
                       STEWART & STEVENSON SERVICES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       (Effective as of February 1, 1993)


                                TABLE OF CONTENTS


Article   Section                                           Page

   I                Establishment and Purpose
            1.1     Establishment of Plan                     1
            1.2     Purpose                                   1
            1.3     Application of the Plan                   2

  II                Definitions and Construction
            2.1     Definitions                               3
            2.2     Gender and Number; Headings               4
            2.3     Incorporation of the Pension Plan         4

 III                Participation
            3.1     Participation                             6

  IV                Benefits
            4.1     Amount of Benefits                        7
            4.2     Form of Payment and Commencement Date     9
            4.3     Vesting                                  10
            4.4     Death Benefits                           10

   V                Administration
            5.1     Administration                           12
            5.2     Finality of Determination                12
            5.3     Expenses                                 12
            5.4     Indemnification and Exculpation          12

  VI                Funding of the Plan
            6.1     Funding                                  14

 VII                Merger, Amendment, and Termination
            7.1     Merger, Consolidation, or Acquisition    15
            7.2     Amendment and Termination                15

VIII                Adoption Procedure
            8.1     Adoption Procedure                       17
            8.2     Withdrawal of Participating Employer     18

  IX                General Provisions
            9.1     Nonalienation                            19
            9.2     Effect on Other Benefit Plans            19
            9.3     Employer-Employee Relationship           19
            9.4     Incompetence                             20
            9.5     Binding on Employer, Eligible
                      Participants and Their Successors      20
            9.6     Tax Liability                            21
            9.7     Severability                             21
            9.8     Applicable Law                           21



             APPENDIX A
             Participating Employers Under the Plan          23

             APPENDIX B
             Eligible Participants Under the Plan            24

                       STEWART & STEVENSON SERVICES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       (Effective as of February 1, 1993)


                     Article I.  Establishment and Purpose

     1.1 Establishment of Plan. STEWART & STEVENSON SERVICES, INC., ("Company") hereby establishes, effective as of February 1, 1993, an unfunded supplemental executive retirement plan to be known as the "Stewart & Stevenson Services, Inc. Supplemental Executive Retirement Plan" ("Plan").

     1.2 Purpose. The Plan is hereby established and is maintained for the purpose of providing Eligible Participants who are eligible or who become eligible to receive pension benefit payments under the "Stewart & Stevenson Pension Plan," as amended and restated effective as of February 1, 1989 and as amended thereafter ("Pension Plan") with supplemental retirement benefits which are primarily designed to restore benefits which would be payable to such Eligible Participants under the Pension Plan without regard to certain limitations and restrictions under Code sections applicable to qualified plans, namely the limitations and restrictions under Code Sections 401(a)(17) and 415(b). That portion of this Plan that restores benefits which are limited solely by the application of Code Section 415(b) is intended as a separate unfunded plan that meets the requirements of an "excess benefit plan" as described in Section 3(36) of ERISA, and such separate plan shall hereby be classified as such a plan. The remaining portion of the benefits restored by this Plan is intended as a separate unfunded plan which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA, and such separate plan shall be hereby classified as such a plan with the intent that it be exempt from the relevant requirements of Title I of ERISA. This Plan is not intended to satisfy the qualification requirements of Code
Section 401.

     1.3 Application of the Plan. The terms of this Plan are applicable only to or with respect to those Members who are or who become eligible to receive a Pension benefit under the Pension Plan on or after February 1, 1993, and who become Eligible Participants under this Plan on or after such date.

                    Article II.  Definitions and Construction

     2.1 Definitions. All terms used in this Plan shall have the same meanings assigned to them under the provisions of the Pension Plan, unless otherwise qualified by the context hereof. Notwithstanding the prior sentence, the following terms shall have the meanings set forth below, unless their context clearly indicates to the contrary:

     (a) "Board of Directors" means the Board of Directors of Stewart & Stevenson Services, Inc.

     (b) "Code" means the Internal Revenue Code of 1986 and the regulations issued thereunder, as amended from time to time.

     (c) "Compensation Committee" means the Compensation and Management Development Committee of the Board of Directors, which is a standing committee of such Board.

     (d) "Eligible Participant" means a Member designated as an Eligible Participant as provided in Section 3.1.

     (e) "Employer" means the Company and each other Employer who is a participating Employer under the Pension Plan and who has elected to become a participating Employer under this Plan as provided in Article VIII.

     (f) "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder, as amended from time to time.

     (g) "Member" means an Employee who has qualified as a "Member" under the Pension Plan and who maintains such status at any relevant date.

     (h) "Pension Committee" means the "Committee" as defined in the Pension Plan, which is the administrative committee responsible for the general administration of the Pension Plan. The Pension Committee is the "administrator" (as such term is defined in Section 3(16)(A) of ERISA) of the Plan and the Pension Plan.

     (i) "Pension Plan" means the "Stewart & Stevenson Pension Plan," as amended and restated effective as of February 1, 1989, and as the same may thereafter be amended from time to time.

     (j) "Plan" means the "Stewart & Stevenson Services, Inc. Supplemental Executive Retirement Plan" as set forth in this document and as the same may be amended from time to time.

     2.2 Gender and Number; Headings. Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     2.3 Incorporation of the Pension Plan. The Pension Plan is hereby incorporated by reference into and shall form a part of this Plan as fully as if set forth herein verbatim. Any amendment made to the Pension Plan shall also be incorporated by reference into and form a part of this Plan, effective as of the effective date of such amendment. The Pension Plan, whenever referred to in this Plan, shall mean the Pension Plan as amended, and as it exists as of the date any determination is made of benefits payable under this Plan.

                           Article III.  Participation

     3.1 Participation. The Compensation Committee shall designate the key management Employees of each participating Employer who are to be the Eligible Participants under this Plan; provided, however, that any Employee so designated for participation under this Plan must be a Member under the Pension Plan. Such designations may be based on participation criteria established by the Compensation Committee from time to time. The Compensation Committee may terminate the "Eligible Participant" status of any designated Member at any time. However, if the Compensation Committee should terminate the "Eligible Participant" status of a designated Member, such Member shall be entitled to any benefits accrued under this Plan as of the date of such action (determined as if such member had terminated employment as of the date of such action and payable in accordance with the provisions of Section 4.2 or Section 4.4, whichever is applicable). The Compensation Committee may establish such procedures as it deems appropriate for notifying Members of their status as Eligible Participants under this Plan. The Members who are designated as Eligible Participants shall be listed in Appendix B attached to the end of the Plan document.

                              Article IV.  Benefits

     4.1  Amount of Benefits.

     (a) In General. If Pension benefits under the Pension Plan become payable at or after the Normal Retirement Date of a Member who is an Eligible Participant, and such Pension benefits are paid in the form of a single life annuity for the life of such Member, the monthly supplemental retirement benefit payable under this Plan to such Eligible Participant shall be equal to the difference between the amount in (1) and the amount in (2) below, but such amount shall in no event be greater than the amount as provided in (c) below, where (1) and (2) are as follows--

          (1) is the amount of the monthly normal retirement Pension benefit that would have been payable under the Pension Plan to such Eligible Participant if the provisions of the Pension Plan were applied without regard to the compensation limitations of Code Section 401(a)(17) and the benefit limitations of Code Section 415(b), but with such calculation being modified as provided in (b) below; and

          (2) is the amount of the monthly normal retirement Pension benefit payable to such Eligible Participant under the Pension Plan.

     (b) Compensation Modification. In calculating the monthly normal retirement Pension benefit payable under the Pension Plan as provided for under Section 4.1(a)(1), such Pension benefit calculation shall be on the basis of the Eligible Participant's "total compensation" in determining his Average Monthly Compensation under the Pension Plan. The determination of an Eligible Participant's "total compensation" shall be as determined by the Pension Committee, in its discretion and pursuant to such rules as it may prescribe. The modification to an Eligible Participant's compensation as provided herein is solely made for the purpose of determining the Eligible Participant's supplemental retirement benefit payable under this Plan, and such modification is not applicable to and does not alter the calculation of the Eligible Participant's Pension benefit under the Pension Plan, or the calculation in Section 4.1(a)(2).

     (c) Maximum Benefit. The maximum monthly supplemental retirement benefit which is payable under this Plan to an Eligible Participant, based on the foregoing provisions of this Section 4.1, shall not be greater than the difference between seventy-five percent (75%) of the Eligible Participant's "Average Monthly Compensation" (as defined under the Pension Plan without regard to the limitation on compensation under Code Section 401(a)(17) at the time such monthly supplemental retirement benefit is determined, and the Eligible Participant's monthly normal retirement Pension benefit as described in Section 4.1(a)(2). The determination of the Eligible Participant's Average Monthly Compensation under this Section 4.1(c) shall be as determined by the Pension Committee in accordance with the Pension Plan except that the limitation on compensation under Code Section 401(a)(17) shall not be applicable.

     (d) Payments at Other Times and Other Forms. If benefits under the Pension Plan become payable at a time other than as provided in Section 4.1(a) or in a form of payment other than a single life annuity, the amount of the monthly supplemental retirement benefit payable under this Plan shall be the Actuarial Equivalent of the amount as determined under foregoing provisions of this Section 4.1, computed using the same Actuarial Equivalent factors and assumptions used to compute the benefit payable under the Pension Plan.

     4.2  Form of Payment and Commencement Date.

     (a) Form of Payment. The benefits payable under this Plan shall be paid to the same recipients and in the same form and at the same time or times as the benefits are payable to the recipients under the Pension Plan and shall cease to any recipient at the same time as benefits payable to such recipient under the Pension Plan shall cease. Notwithstanding the foregoing provisions of this Section 4.2(a) and the provisions of Section
     4.4 relating to the form of payment of a death benefit, the Pension Committee, in its sole discretion, may elect to pay the benefits payable under this Plan in the form of a single lump sum payment in lieu of payments under the payment form that is otherwise applicable to a recipient. The Pension Committee may make the election to pay benefits in a lump sum payment form at the time of the initial commencement of benefit payments or at any subsequent time, and the provisions of Section 4.1(d) shall apply in determining the value of any such benefit payment.

     (b)  Commencement Date.  Supplemental retirement benefits payable under
     Section 4.1 shall commence as of the same date that Pension benefits commence under the Pension Plan.

     4.3 Vesting. An Eligible Participant shall become vested in the supplemental retirement benefits payable under Section 4.1 at the same time that he becomes vested in a Pension benefit under the Pension Plan. However, an Eligible Participant (or any benefit recipient) shall have no right to a benefit under this Plan if the Pension Committee or the Company determines that the Eligible Participant engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Company or any of its affiliates.

     4.4 Death Benefits. In the event a death benefit is payable under the Pension Plan to the Eligible Surviving Spouse of an Eligible Participant prior to his Annuity Starting Date, such Eligible Surviving Spouse shall also be eligible to receive a death benefit under this Plan. Such death benefit shall be calculated in the same manner as the applicable death benefit under the Pension Plan, but by applying the provisions of Section 4.1 to determine the benefit amount that would otherwise have been payable to the Eligible Participant in order to determine the amount of death benefit payable to the Eligible Surviving Spouse under this Plan. The death benefit so payable to the Eligible Surviving Spouse under this Plan shall be payable at the same time and in the same form as the death benefit payable under the Pension Plan.

                           Article V.  Administration

     5.1 Administration. This Plan shall be administered by the Pension Committee appointed pursuant to the terms of the Pension Plan. The Pension Committee shall administer this Plan in a manner consistent with the administration of the Pension Plan, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Code Section 401. The Pension Committee shall have the same rights and authority granted to it under the Pension Plan, which shall include the full power, discretion and authority to interpret, construe and administer this Plan. The Pension Committee shall establish and maintain such accounts or records as the Pension Committee may from time to time consider necessary.

     5.2 Finality of Determination. The determination of the Pension Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

     5.3 Expenses. The expenses of administering this Plan shall be borne by the Employers in the proportions determined by the Pension Committee.

     5.4 Indemnification and Exculpation. The Employer shall indemnify and hold harmless the members of the Committee, its agents, and officers, directors, and employees of the Company or any other Employer against any and all expenses and liabilities arising out of their administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from acts or omissions constituting the negligence of such individuals in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individuals' own gross negligence or willful misconduct. Expenses against which such individuals shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.
                        Article VI.  Funding of the Plan

     6.1 Funding. All amounts paid under this Plan shall be paid from the general assets of the participating Employers. Benefits shall be reflected on the accounting records of the Employers, but neither this Plan nor the maintenance of such accounting records shall be construed to create, or require the creation of a trust, custodial account, or escrow account with respect to any Eligible Participant. No Eligible Participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds, that the Employers may purchase, establish, or accumulate to aid in providing the unfunded benefit payments described in the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between an Employer or the Pension Committee and an Eligible Participant or any other person. Eligible Participants shall not acquire any interest under the Plan greater than that of an unsecured general creditor of an Employer. The Trust Fund of the Pension Plan shall not be liable for any benefits accrued under this Plan.

                      Article VII.  Merger, Amendment, and Termination

     7.1 Merger, Consolidation, or Acquisition. In the event of a merger, consolidation, or acquisition where an Employer is not the surviving organization, unless the successor or acquiring organization shall elect to continue and carry on the Plan, this Plan shall terminate with respect to such Employer, and no additional benefits shall accrue for the Eligible Participants of such organization. Unpaid benefits shall be paid upon the termination of the Plan, unless the successor or acquiring organization elects to accelerate payment.

     7.2 Amendment and Termination. The Board of Directors may amend, modify, or terminate this Plan at any time and in any manner. Such actions by the Board of Directors shall be binding upon all other Employers. In addition, this Plan shall automatically terminate at the time of the termination of the Pension Plan, and any benefit payment obligation under this Plan shall be measured with respect to the benefits which are payable from the Pension Plan irrespective of whether such benefits are actually paid due to an insufficiency of assets to pay such benefits. However, in the event of the amendment, modification, or termination of the Plan, the Employers shall remain liable for any benefits accrued under the Plan as of the date of such action (determined on the basis of each Eligible Participant's presumed termination of employment as of the date of such amendment, modification, or termination). In the event of a termination of the Plan pursuant to this Section 7.2, no further benefits shall accrue under this Plan, and amounts which are then payable shall be paid upon the termination of the Plan in the form of a single lump sum payment.

                        Article VIII.  Adoption Procedure

     8.1 Adoption Procedure. With the consent of the Company, any other organization which satisfies the definition of Employer under the Pension Plan and this Plan and which is eligible by the law to do so may adopt this Plan for the benefit of its Employees who are or who become Members under the Pension Plan, on express condition that the Company assumes no liability as a result of any such adoption of this Plan by any other organization. Such other organization may adopt this Plan by--

     (a) executing an adoption instrument adopting the Plan, and agreeing to be bound as a participating Employer by all the terms, provisions, conditions, and limitations of the Plan; and

     (b) compiling and submitting all information required by the Company with reference to persons in its employment eligible for membership in the Plan.

The adoption instrument shall specify the effective date of such adoption of the Plan and shall become, as to such organization and persons in its employment, a part of this Plan. Any such adoption instrument may be in any form as recognized by the Company, including resolutions as may be adopted by the governing body of such adopting Employer. The participating Employers under the Plan shall be listed in Appendix A attached to the end of the Plan document.

     8.2 Withdrawal of Participating Employer. Any participating Employer may withdraw from the Plan by giving 30 days' notice in writing of its intention to withdraw to the Company, unless a shorter notice shall be agreed to by the Company.

                         Article IX.  General Provisions

     9.1 Nonalienation. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this
Section 9.1, no benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Company or other Employer by the Eligible Participant with respect to whom such amount would otherwise be payable shall have been fully paid.

     9.2 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Pension Plan or any other retirement plans maintained by an Employer. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

     9.3 Employer-Employee Relationship. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to the Employee. An Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as an Eligible Participant under this Plan.

     9.4 Incompetence. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Pension Committee receives a written notice, in a form and manner acceptable to the Pension Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed; provided, however, that if the Pension Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for such person's affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid as provided in the Pension Plan.
Any such payment so made shall be a complete discharge of liability therefor under the Plan.

     9.5 Binding on Employer, Eligible Participants and Their Successors. This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Eligible Participants, their heirs, executors, administrators and legal representatives. The provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer of the particular Eligible Participant. In the event any Eligible Participant becomes entitled to a benefit under the Pension Plan based on service with more than one Employer, the benefit obligations under this Plan shall be apportioned among such Employers as determined by the Pension Committee.

     9.6 Tax Liability. An Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

     9.7 Severability. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

     9.8 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers effective as of February 1, 1993, the effective date of this Plan.



                                        STEWART & STEVENSON SERVICES, INC.


                                             /s/ Robert L. Hargrave
                                        By:  _________________________
                                        Its: Vice President & Treasurer
          ATTEST:

                    /s/ Lawrence E. Wilson
               By:  _________________________
               Its: Vice President & Secretary




                                   APPENDIX A

                                     TO THE
                       STEWART & STEVENSON SERVICES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                     Participating Employers Under the Plan


     The following employers are participating Employers under the Stewart & Stevenson Services, Inc. Supplemental Executive
     Retirement Plan as of February 1, 1993, unless a later participation date is designated:


          Stewart & Stevenson Services, Inc.

          C. Jim Stewart & Stevenson, Inc.


     Each other participating Employer under the Pension Plan as of February 1, 1993 or any subsequent date shall be a participating Employer under this Plan as of such relevant effective date.

                                   APPENDIX B

                                     TO THE
                       STEWART & STEVENSON SERVICES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                      Eligible Participants Under the Plan


     The following individuals are designated as "Eligible
     Participants" in accordance with and under the Stewart &
     Stevenson Services, Inc. Supplemental Executive Retirement Plan:

     Garth C. Bates, Jr.
     C. LaRoy Hammer
     Robert L. Hargrave
     Bob H. O'Neal
     Richard R. Stewart
     Lawrence E. Wilson